Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-KSB, into the Company's previously filed Registration Statement File Nos. 333-82247, 333-82619, 333-89401, 333-91705, 333-86737, 333-80151, 333-91163, 333-91161 and 333-51312.

                      /s/ Arthur Andersen LLP

Denver, Colorado,
March 25, 2002.